                                 SCHEDULE 14A

                                (Rule 14A-101)
                    Information Required in Proxy Statement
                           Schedule 14A Information
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                             AOL TIME WARNER INC.
             (Name of Registrant as Specified In Its Certificate)

              --------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                            [AOL TIME WARNER LOGO]

                                                                 March 27, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of AOL Time Warner Inc. on Thursday, May 17, 2001, beginning at 10:00 A.M., local time, at the Apollo Theatre, 253 West 125th Street, New York, New York 10027. We look forward to greeting those of you who are able to attend this first meeting of stockholders of AOL Time Warner.

  Please vote on all the matters listed in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote "FOR" the proposals listed as items 1 and 2 in the Notice and described in the enclosed Proxy Statement.

  Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions by telephone, over the Internet or by using a traditional proxy or instruction card. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically, via e-mail, and we encourage you to do so. If you choose to vote this year by traditional proxy or instruction card, please sign, date and mail the card in the envelope provided.

  All stockholders of record on March 23, 2001 are invited to attend the Annual Meeting. No ticket is required for admission. The Annual Meeting will be audiocast live on the Internet at http://www.aoltimewarner.com/investors.

                                       Sincerely,

/s/ Stephen M. Case                             /s/ Gerald M. Levin
     Stephen M. Case                              Gerald M. Levin
     Chairman of the Board                        Chief Executive Officer

           YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
                        BY MAIL, TELEPHONE OR INTERNET.

                             AOL TIME WARNER INC.

                             75 Rockefeller Plaza
                              New York, NY 10019

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 17, 2001

  The Annual Meeting (the "Annual Meeting") of Stockholders of AOL Time Warner Inc. (the "Company") will be held:

    Date:  Thursday, May 17, 2001
    Place: The Apollo Theatre
             253 West 125th Street
             New York, New York 10027
    Time:  10:00 A.M., local time

for the following purposes:

  1. To elect 16 directors for a term of one year and until their successors are duly elected and qualified;

  2. To approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for 2001; and


  3. To transact such other business as may properly come before the Annual Meeting.

  Only holders of the Company's common stock and series common stock at the close of business on March 23, 2001, the record date, are entitled to vote on some or all of the matters listed in this Notice of Annual Meeting.

                                       AOL Time Warner Inc.

                                       Paul T. Cappuccio
                                       Secretary

March 27, 2001

THE ANNUAL MEETING WILL START PROMPTLY AT 10:00 A.M. TO AVOID DISRUPTION, ADMISSION MAY BE LIMITED ONCE THE MEETING STARTS. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY. YOU MAY NOT APPOINT MORE THAN THREE PERSONS TO ACT AS YOUR PROXY AT THE MEETING.

                             AOL TIME WARNER INC.

                             75 Rockefeller Plaza
                              New York, NY 10019

                                PROXY STATEMENT

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AOL Time Warner Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Thursday, May 17, 2001, at the Apollo Theatre, 253 West 125th Street, New York, New York 10027, commencing at 10:00 A.M., local time, and at any adjournment or postponement, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

  This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed on or about March 30, 2001 to stockholders entitled to vote at the Annual Meeting.

  This is AOL Time Warner's first proxy statement and annual meeting of stockholders since the completion of the merger (the "AOL-TW Merger") of America Online, Inc. ("America Online") and Time Warner Inc. ("Time Warner") on January 11, 2001 (the "Merger Date"). Thus, certain information in this proxy statement necessarily pertains to those two companies prior to the AOL-TW Merger.

Voting at the Annual Meeting; Record Date

  Only holders of record of the Company's voting stock at the close of business on March 23, 2001, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, the number of shares entitled to vote and their voting rights were:

  . 4,245,674,807 shares of Common Stock, par value $.01 per share ("Common Stock"), each of which is entitled to one vote on all matters properly submitted at the Annual Meeting; and

  . 171,185,826 shares of Series LMCN-V Common Stock, par value $.01 per share ("Series LMCN-V Stock"), each of which is entitled to 1/100 of a vote on the election of directors.

  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Required Vote

  . A plurality of the votes duly cast is required for the election of directors.

  . The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve the other matters to be acted upon at the Annual Meeting.

  An abstention is deemed "present" but is not deemed a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included in determining whether a quorum is present.

Proxies and Voting Procedures

  All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

  If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company's By-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

  Many stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

  Any stockholder of record may revoke a proxy at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be delivered to AOL Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention:
Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

  A copy of the Company's Annual Report to Stockholders for the year 2000, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

Recommendations of the Board of Directors

  The Board of Directors recommends a vote FOR the election of the nominees for election as directors and FOR approval of the appointment of Ernst & Young LLP as independent auditors of the Company for 2001.

                             CORPORATE GOVERNANCE

Election of Directors

  The nominees for director at the Annual Meeting will be elected to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death or resignation. Each of the nominees is currently a director of the Company, having been appointed upon completion of the AOL-TW Merger on January 11, 2001. Pursuant to the agreement governing the AOL-TW Merger, Time Warner and America Online each designated eight members of the Board of Directors.

  The Company believes that, in the best interest of its stockholders, a majority of the members of its Board of Directors should, in the Board's judgment, be classified as "independent" pursuant to the Company's By-laws, which generally require the absence of any direct or indirect material economic relationship with the Company other than as a result of customary directors' compensation or stock ownership (such directors, the "Independent Directors" and all other directors, the "Affiliated Directors"). Under the Company's By-laws, when the Board sets the slate of director nominees for election at an annual meeting of stockholders, it must determine that a majority of its members will be Independent Directors, assuming the election of such slate. The Board of Directors has determined that, assuming the election of these nominees, there will be 16 directors, of whom nine will be Independent Directors and seven will be Affiliated Directors.

  The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 16 nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees.

  The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

  Set forth below is the principal occupation of, and certain other information regarding, the 16 nominees.

                  Nominees for Election at the Annual Meeting

                                                  Principal Occupation
                Name                Age        During the Past Five Years
                ----                ---        --------------------------
 Daniel F. Akerson................   52 Chairman and Chief Executive Officer of
                                         XO Communications, Inc. Mr. Akerson
                                         served as a director of America Online
                                         from 1997 until the Merger Date. Mr.
                                         Akerson has served as Chairman and
                                         Chief Executive Officer of XO
                                         Communications, Inc., a provider of
                                         broadband communications services,
                                         since September 1999. Prior to his
                                         current role, he served as Chairman
                                         and CEO of Nextel Communications,
                                         Inc., a mobile phone operator, from
                                         March 1996 until July 1999, when he
                                         became an investor in and co-chairman
                                         of Eagle River, Inc., a holding
                                         company. Prior to joining Nextel in
                                         1996, Mr. Akerson served as general
                                         partner of Forstmann Little & Company,
                                         a private investment firm, from 1993
                                         to March 1996. While at Forstmann
                                         Little, he also held the position of
                                         chairman of the board and chief
                                         executive officer of General
                                         Instrument Corporation, a technology
                                         company acquired by Forstmann Little.
                                         Mr. Akerson is also a director of
                                         American Express Company and Nextel
                                         Communications, Inc. Mr. Akerson is an
                                         Independent Director.

                                                  Principal Occupation
                Name                Age        During the Past Five Years
                ----                ---        --------------------------
 James L. Barksdale...............   58 General Partner of the Barksdale Group,
                                         LLC. Mr. Barksdale served as a
                                         director of America Online from March
                                         1999 until the Merger Date. Mr.
                                         Barksdale has been a General Partner
                                         of the Barksdale Group, a venture
                                         capital firm, since it was founded in
                                         April 1999. He served as the President
                                         and Chief Executive Officer of
                                         Netscape Communications Corporation, a
                                         provider of software, services and
                                         Website resources using the Internet,
                                         from January 1995 until its
                                         acquisition by America Online in March
                                         1999 and also served as a director
                                         starting in October 1994. Mr.
                                         Barksdale is also a director of FedEx
                                         Corporation, Sun Microsystems, Inc.
                                         and Webvan Group, Inc. Mr. Barksdale
                                         is an Independent Director.
 Stephen F. Bollenbach............   58 President and Chief Executive Officer
                                         of Hilton Hotels Corporation. Mr.
                                         Bollenbach served as a director of
                                         Time Warner from 1997 until the Merger
                                         Date. Mr. Bollenbach has served as
                                         President and Chief Executive Officer
                                         of Hilton Hotels Corporation since May
                                         1996. Prior to that, Mr. Bollenbach
                                         was Senior Executive Vice President
                                         and Chief Financial Officer of The
                                         Walt Disney Company, an entertainment
                                         company, from April 1995 until
                                         February 1996. He is also a director
                                         of Catellus Development Corporation,
                                         Hilton Hotels Corporation and Park
                                         Place Entertainment Corporation
                                         (Chairman). Mr. Bollenbach is an
                                         Independent Director.
 Stephen M. Case..................   42 Chairman of the Board of the Company.
                                         Mr. Case, a co-founder of America
                                         Online, served as Chairman of the
                                         Board and Chief Executive Officer of
                                         America Online from 1995 until his
                                         appointment as Chairman of the Board
                                         of the Company on the Merger Date,
                                         having served in other executive
                                         positions at America Online since
                                         1985. He served as a director of
                                         America Online from September 1992
                                         until the Merger Date. Mr. Case is
                                         also a member of the Board of
                                         Representatives of Time Warner
                                         Entertainment Company, L.P. ("TWE").
                                         Mr. Case is an Affiliated Director.
 Frank J. Caufield................   61 General Partner of Kleiner Perkins
                                         Caufield & Byers. Mr. Caufield served
                                         as a director of America Online from
                                         1991 until the Merger Date. Mr.
                                         Caufield has served as a General
                                         Partner of Kleiner Perkins Caufield &
                                         Byers, a venture capital partnership,
                                         since 1978. Mr. Caufield is an
                                         Independent Director.

                                                  Principal Occupation
                Name                Age        During the Past Five Years
                ----                ---        --------------------------
 Miles R. Gilburne................   49 Principal in ZG Ventures, L.L.C. Mr.
                                         Gilburne served as a director of
                                         America Online from October 1999 until
                                         the Merger Date. Mr. Gilburne has been
                                         a principal in ZG Ventures, a venture
                                         capital and investment company, since
                                         2000. He served as Senior Vice
                                         President, Corporate Development of
                                         America Online from February 1995
                                         until December 1999. Mr. Gilburne is
                                         also a director of America Online
                                         Latin America, Inc. and Pharmacyclics,
                                         Inc. Mr. Gilburne is an Affiliated
                                         Director.
 Carla A. Hills...................   67 Chairman and Chief Executive Officer of
                                         Hills & Company and Former United
                                         States Trade Representative.
                                         Ambassador Hills served as a director
                                         of Time Warner from 1993 until the
                                         Merger Date. Ambassador Hills became
                                         Chairman and Chief Executive Officer
                                         of Hills & Company, an international
                                         trade and investment consulting firm,
                                         in January 1993, having served as the
                                         United States Trade Representative
                                         from February 1989 to January 20,
                                         1993. Ambassador Hills is also a
                                         director of American International
                                         Group, Inc., Chevron Corporation,
                                         Lucent Technologies Inc. and TCW Group
                                         Inc. Ambassador Hills is an
                                         Independent Director.
 Gerald M. Levin..................   61 Chief Executive Officer of the Company.
                                         Mr. Levin served as Chairman of the
                                         Board and Chief Executive Officer of
                                         Time Warner from January 1993 until
                                         the Merger Date, having served in
                                         other executive positions at Time
                                         Warner prior to that. He was appointed
                                         as Chief Executive Officer of the
                                         Company at the time of its
                                         incorporation in February 2000 and
                                         continues to serve in that position.
                                         He served as a director of Time Warner
                                         from 1983 until January 1987 and from
                                         1988 until the Merger Date. He is also
                                         a member of the Board of
                                         Representatives of TWE and a director
                                         of the New York Stock Exchange, Inc.
                                         Mr. Levin is an Affiliated Director.
 Reuben Mark......................   62 Chairman and Chief Executive Officer of
                                         Colgate-Palmolive Company. Mr. Mark
                                         served as a director of Time Warner
                                         from 1993 until the Merger Date. Mr.
                                         Mark has served as the Chief Executive
                                         Officer of Colgate-Palmolive Company,
                                         a consumer products company, since May
                                         1984. In May 1986, he was elected
                                         Chairman. Mr. Mark is also a director
                                         of Citigroup Inc. and Pearson plc. Mr.
                                         Mark is an Independent Director.

                                                 Principal Occupation
                Name                Age       During the Past Five Years
                ----                ---       --------------------------
 Michael A. Miles.................   61 Former Chairman of the Board and Chief
                                         Executive Officer of Philip Morris
                                         Companies Inc. Mr. Miles served as a
                                         director of Time Warner from 1995
                                         until the Merger Date. Mr. Miles
                                         served as Chairman of the Board and
                                         Chief Executive Officer of Philip
                                         Morris Companies Inc., a consumer
                                         products company, from September 1991
                                         until July 1994. He is also a
                                         director of The Allstate Corporation,
                                         AMR Corporation, Community Health
                                         Systems, Inc., Dell Computer
                                         Corporation, Exult, Inc., The
                                         Interpublic Group of Companies, Inc.,
                                         Morgan Stanley Dean Witter & Co. and
                                         Sears, Roebuck and Co. and is a
                                         Special Limited Partner in Forstmann
                                         Little & Co. Mr. Miles is an
                                         Independent Director.
 Kenneth J. Novack................   59 Vice Chairman of the Company. Mr.
                                         Novack served as Vice Chairman of
                                         America Online from May 1998 and as a
                                         director of America Online from
                                         January 2000 until his appointment as
                                         Vice Chairman of the Company on the
                                         Merger Date. He became Of Counsel to
                                         the Boston-based law firm of Mintz,
                                         Levin, Cohn, Ferris, Glovsky and
                                         Popeo, PC after his retirement as a
                                         member of that firm in August 1998.
                                         Mr. Novack joined Mintz Levin in 1966
                                         and served on its executive committee
                                         from 1970 until his retirement. Mr.
                                         Novack is also a member of the Board
                                         of Representatives of TWE. Mr. Novack
                                         is an Affiliated Director.
 Richard D. Parsons...............   52 Co-Chief Operating Officer of the
                                         Company. Mr. Parsons served as
                                         President of Time Warner from
                                         February 1995 until his appointment
                                         as Co-Chief Operating Officer of the
                                         Company on the Merger Date. Prior to
                                         February 1995, Mr. Parsons served as
                                         the Chairman and Chief Executive
                                         Officer of The Dime Savings Bank of
                                         New York, FSB from January 1991. He
                                         served as a director of Time Warner
                                         from 1991 until the Merger Date and
                                         is currently also a director of
                                         Citigroup Inc. and Estee Lauder
                                         Companies, Inc. and a member of the
                                         Board of Representatives of TWE. Mr.
                                         Parsons is an Affiliated Director.

                                                  Principal Occupation
                Name                Age        During the Past Five Years
                ----                ---        --------------------------
 Robert W. Pittman................   47 Co-Chief Operating Officer of the
                                         Company. Mr. Pittman served as
                                         President and Chief Operating Officer
                                         of America Online from February 1998
                                         and as director from 1995 until his
                                         appointment as Co-Chief Operating
                                         Officer of the Company on the Merger
                                         Date. He was President and Chief
                                         Executive Officer of AOL Networks, a
                                         division of America Online, from
                                         November 1996 until February 1998.
                                         Prior to that, he held the positions
                                         of Managing Partner and Chief
                                         Executive Officer of Century 21 Real
                                         Estate Corp. from October 1995 to
                                         October 1996 and President and Chief
                                         Executive Officer of Time Warner
                                         Enterprises, a division of TWE, and
                                         Chairman and Chief Executive Officer
                                         of Six Flags Entertainment Corporation
                                         prior to that. Mr. Pittman is also a
                                         director of America Online Latin
                                         America, Inc. and Cendant Corporation
                                         and a member of the Board of
                                         Representatives of TWE. Mr. Pittman is
                                         an Affiliated Director.
 Franklin D. Raines...............   52 Chairman and Chief Executive Officer of
                                         Fannie Mae. Mr. Raines served as a
                                         director of America Online from
                                         September 1998 until the Merger Date.
                                         Mr. Raines has served as Chairman and
                                         Chief Executive Officer of Fannie Mae,
                                         a non-bank financial services company,
                                         since January 1999. Prior to rejoining
                                         Fannie Mae in May 1998, he served as
                                         Director of the U.S. Office of
                                         Management and Budget from 1996 to
                                         1998. From 1991 to 1996, Mr. Raines
                                         was Vice Chairman of Fannie Mae, in
                                         charge of the company's legal, credit
                                         policy, finance and corporate
                                         development functions. Mr. Raines is
                                         also a director of PepsiCo, Inc. and
                                         Pfizer, Inc. Mr. Raines is an
                                         Independent Director.
 R.E. Turner......................   62 Vice Chairman of the Company. Mr.
                                         Turner served as Vice Chairman and a
                                         director of Time Warner from the
                                         consummation of Time Warner's merger
                                         with Turner Broadcasting System, Inc.
                                         ("TBS") on October 10, 1996 until his
                                         appointment as Vice Chairman and
                                         Senior Advisor of the Company on the
                                         Merger Date. Prior to 1996, Mr. Turner
                                         served as Chairman of the Board and
                                         President of TBS from 1970. Mr. Turner
                                         is an Affiliated Director.
 Francis T. Vincent, Jr...........   62 Chairman of Vincent Enterprises. Mr.
                                         Vincent served as a director of Time
                                         Warner from 1993 until the Merger
                                         Date. Mr. Vincent has been a private
                                         investor at Vincent Enterprises since
                                         January 1995. Prior to that, Mr.
                                         Vincent served as the Commissioner of
                                         Major League Baseball from September
                                         1989 until September 1992. He is also
                                         a director of Oakwood Homes
                                         Corporation and Westfield America
                                         Corporation. Mr. Vincent is an
                                         Independent Director.

Committees of the Board of Directors

  The Company's By-laws currently establish four principal standing committees of the Board of Directors. The Company believes that it is in the best interest of the Company's stockholders that each of the Audit and Finance, Compensation and Nominating and Governance Committees be composed of at least a majority of Independent Directors. Because the committees were not created and the Board and committee members were not appointed until the Merger Date in early 2001, no Board of Directors or committee meetings were held during 2000. During 2000, the board of directors of each of Time Warner and America Online met eight and six times, respectively, and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

  The current members and functions of the Board's committees are as follows:

  Audit and Finance Committee. The Audit and Finance Committee is composed entirely of Independent Directors who are also "independent" directors under the rules of the New York Stock Exchange. Its members are Messrs. Akerson, Bollenbach (Chair), Raines and Vincent. The authority of the Audit and Finance Committee is set forth in more detail in its Charter, which is reprinted in its entirety as Annex A to this Proxy Statement, and includes the review of
(i) the professional services provided by, independence and qualifications of the Company's independent auditors; (ii) material changes in accounting policies and financial reporting practices and material developments in financial reporting standards in consultation with the independent auditors and management; (iii) the plan and scope of the annual external audit as recommended by the independent auditors; (iv) the adequacy of the Company's internal accounting controls and the results of material internal audits in consultation with the independent auditors and the Company's chief internal auditor; (v) the Company's financial statements and the results of each external audit in consultation with management and the independent auditors;
(vi) the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer; and (vii) the financial structure, condition and strategy of the Company, including making recommendations with respect thereto and approving such matters that are consistent with the general financial policies and direction from time to time determined by the Board of Directors. The Audit and Finance Committee also oversees the Company's compliance program. See "Report of the Audit and Finance Committee."

  Compensation Committee. The Compensation Committee is composed entirely of Independent Directors. Its members are Messrs. Barksdale, Caufield (Chair), Mark and Miles. The Compensation Committee has authority, as delegated by the Board of Directors, to review and approve the Company's employee benefit plans and administer its executive compensation plans. The Compensation Committee, or a subcommittee thereof, approves the salaries and incentive compensation (including the grant of stock options) and employment arrangements of the executive officers of the Company. See "Compensation Committee Report on Compensation of Executive Officers of the Company."

  Nominating and Governance Committee. The Nominating and Governance Committee is composed of a majority of Independent Directors. Its members are Messrs. Caufield and Gilburne, Ambassador Hills and Mr. Vincent (Chair). The Nominating and Governance Committee has authority (i) to review the size, composition, individual performance and level of compensation of the Board of Directors and to recommend changes thereto; (ii) to evaluate and recommend candidates for Chief Executive Officer and for election as directors; (iii) to assess the performance of the Board of Directors; and (iv) to review the Company's corporate governance profile. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills, experience and diverse perspectives to the deliberations of the Board of Directors. In carrying out its responsibilities, the Nominating and Governance Committee will consider candidates recommended by other directors, employees and stockholders. Written suggestions for nominees should be sent to the Secretary of the Company.

  The Company's By-laws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of AOL Time Warner at 75 Rockefeller Plaza, New York, NY 10019. To be timely and in proper form under the By-laws, the notice generally must be delivered not less than 90 nor more than 120 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

  Values and Human Development Committee. The members of the Values and Human Development Committee are Messrs. Barksdale, Case (Chair), Mark and Parsons. The Committee has the mandate to provide guidance and oversight to the Company's management in its (i) development and articulation of the Company's core values, commitments and social responsibilities; (ii) development of strategies for ensuring the Company's involvement in the communities in which it does business; (iii) establishment of a strategy for developing the Company's human resources and leadership for the future; (iv) efforts to find practical ways to increase workforce diversity; and (v) monitoring and measuring the Company's performance in advancing these goals.

Director Compensation

  During 2000, the current directors did not serve as directors of the Company but instead served either on the board of directors of America Online or Time Warner. During 2000, the non-employee directors of America Online did not receive compensation for such service and the non-employee directors of Time Warner were compensated pursuant to Time Warner's director compensation policy, as previously discussed in its proxy statement in connection with its 2000 annual meeting of stockholders. Directors of America Online or Time Warner who were employees of such companies were not additionally compensated for their board activities. All of the individuals who served as directors of the Company prior to the Merger Date were employees of America Online or Time Warner and received no additional compensation for service as a director of the Company.

  On January 18, 2001, the Company's Board of Directors determined the Company's director compensation structure and amended the AOL Time Warner Inc. 1999 Stock Plan (the "AOLTW 1999 Plan") to establish initial and annual awards of stock options to compensate the Company's non-employee directors. Under the AOLTW 1999 Plan, each non-employee director who was serving on the Board of Directors as of January 18, 2001 received an award of options to purchase 52,000 shares of Common Stock representing the award for 2001 annualized for the longer than usual period until the next annual grant. Beginning in 2002, the AOLTW 1999 Plan provides for an annual grant of an option to purchase 40,000 shares of Common Stock on the date following each annual meeting of stockholders of the Company to each non-employee director (who has served for at least six months as a director) after giving effect to the election of directors at such annual meeting. Pursuant to the AOLTW 1999 Plan, each new non-employee director will receive an initial grant of options to purchase 40,000 shares of Common Stock (or such higher number of options as is determined by the Compensation Committee for recruitment purposes) upon first being elected or appointed to the Board of Directors. All of such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will have a term of ten years and will vest in installments of 25% over a four-year period and immediately if the director does not stand for re-election or is not re-elected, unless the Board determines otherwise. No additional compensation is paid for service as a committee chair or member or for attendance at special meetings of the Board or a Board committee.

Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

  Directors who are officers of or employed by the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities.

                   Report of the Audit and Finance Committee

  In accordance with a written charter adopted by the Company's Board of Directors, the Audit and Finance Committee of the Company's Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

  In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

  In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of the non-audit related services included below under "Fees of Accountants" is compatible with maintaining their independence.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

  The aggregate fees billed by the principal auditors (Ernst & Young LLP) to each of America Online and Time Warner for the year ended December 31, 2000 are as follows:

                              Fees of Accountants

                                                  America Online Time Warner
                                                  -------------- -----------
   Audit Fees....................................   $1,353,000   $ 6,507,000
   Financial Information Systems Design and
    Implementation Fees(1).......................           -      7,226,000
   All Other Fees
     Audit-Related...............................    1,561,000    13,264,000(2)
     Other.......................................      597,000    28,408,000(3)
                                                    ----------   -----------
       Total All Other Fees......................    2,158,000    41,672,000
                                                    ----------   -----------
   Total Fees....................................   $3,511,000   $55,405,000
                                                    ==========   ===========

  --------
  (1) Consists of fees billed by the Ernst & Young LLP consulting group prior to its sale on May 23, 2000 to Cap Gemini S.A., a separate French public company.
  (2) Consists principally of fees related to outsourcing the implementation of Time Warner's internal audit plan and international statutory audit requirements.
  (3) Consists principally of fees related to tax compliance and planning.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of America Online, as the predecessor to AOL Time Warner Inc. for accounting purposes, for the three years ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for 2001, and the Board concurred in its recommendation.

Members of the Audit and Finance Committee

  Daniel F. Akerson
  Stephen F. Bollenbach (Chair)
  Franklin D. Raines
  Francis T. Vincent, Jr.

                              SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

  The following table sets forth as of January 31, 2001 for each current director, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table below and for all current directors and executive officers as a group, information concerning the beneficial ownership of Common Stock.

                              Common Stock Beneficially
                                      Owned(1)
                          ---------------------------------
                           Number of    Option   Percent of
Name                        Shares    Shares(2)    Class
----                      ----------- ---------- ----------
Daniel F. Akerson.......        3,356    323,918       *
James L. Barksdale (3)..    6,673,334          0       *
Stephen F. Bollenbach...        4,687     13,500       *
Stephen M. Case (4).....   10,829,473 19,973,700       *
Frank J. Caufield (5)...       33,435  1,882,200       *
Miles R. Gilburne.......            0  2,259,053       *
Carla A. Hills..........       16,039     18,000       *
Gerald M. Levin (6)(12).    2,654,536  9,066,254       *
Reuben Mark.............       38,239     18,000       *
Michael A. Miles........       34,780     18,000       *
Kenneth J. Novack (7)...        4,196  5,093,969       *
Richard D. Parsons
 (8)(12)................       38,020  3,250,003       *
Robert W. Pittman (9)...       14,601  6,572,255       *
Franklin D. Raines......            0    250,000       *
R.E. Turner (10)(12)....  155,081,921  6,475,003    3.80%
Francis T. Vincent, Jr.
 (11)...................       60,890     18,000       *
All current directors
 and executive officers
 (23 persons) as a group
 (2)-(12)...............  176,092,917 62,443,132    5.54%

--------
  * Represents beneficial ownership of less than one percent of issued and outstanding Common Stock on January 31, 2001.

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of January 31, 2001, the only equity securities of the Company beneficially owned by the named persons or group were shares of Common Stock and options to purchase Common Stock.

 (2) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on January 31, 2001, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed "Number of Shares." 2,297,255 of the stock options shown for Mr. Pittman have been transferred to a limited partnership owned by members of his family.

 (3) Includes 1,200 shares of Common Stock held by a limited partnership of which Mr. Barksdale and his wife are the sole general partners and 11,100 shares of Common Stock held by a trust of which Mr. Barksdale and his wife are the sole trustees and beneficiaries.

 (4) Includes 243,752 shares of Common Stock held by Mr. Case's wife and 1,323,080 shares of Common Stock held by the Stephen M. Case Foundation. Mr. Case and his wife are the sole directors of this Foundation but do not exercise day-to-day investment authority. Mr. Case disclaims beneficial ownership of shares held by his wife and the Stephen M. Case Foundation.

 (5) Includes 465 shares of Common Stock held by the Caufield Family Foundation of which Mr. Caufield is the President. Mr. Caufield disclaims beneficial ownership of the shares held by the Caufield Family Foundation.

 (6) Includes 45,000 shares of Common Stock held by Mr. Levin's wife and 327,000 shares of Common Stock held by The Barbara J. and Gerald M. Levin Family Foundation of which Mr. Levin and his wife are the co-trustees. Mr. Levin disclaims beneficial ownership of shares held by his wife and The Barbara J. and Gerald M. Levin Family Foundation.

 (7) Includes 750 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Novack's children, one of whom is a minor, and 525 shares of Common Stock held by the Novack Family Foundation of which Mr. Novack and his wife are two of seven trustees. Mr. Novack disclaims beneficial ownership of shares held by the trust and the Novack Family Foundation.

 (8) Includes 200 shares of Common Stock held by Mr. Parsons' wife and 2,000 shares of Common Stock held by The Parsons Family Foundation, Inc. of which Mr. Parsons is one of six directors. Mr. Parsons disclaims beneficial ownership of shares held by his wife and The Parsons Family Foundation, Inc.

 (9) Includes 1,920 shares of Common Stock held by the Pittman Family Foundation of which Mr. Pittman is the sole trustee. Mr. Pittman disclaims beneficial ownership of the shares held by the Pittman Family Foundation.

(10) Includes (a) 869,826 shares of Common Stock owned by a corporation wholly owned by Mr. Turner, (b) 3,691,011 shares of Common Stock held by a trust over which Mr. Turner has sole voting and dispositive control, (c) 9,043,344 shares of Common Stock held by a limited partnership of which Mr. Turner is the sole general partner, and (d) 4,394,750 shares of Common Stock held by the Turner Foundation, Inc., of which Mr. Turner is one of seven trustees. Mr. Turner disclaims beneficial ownership of shares held by the Turner Foundation, Inc.

(11) Includes 1,650 shares of Common Stock held by Mr. Vincent's wife, as to which Mr. Vincent disclaims beneficial ownership.

(12) Includes (a) an aggregate of approximately 41,829 shares of Common Stock held by a trust under the AOL Time Warner Savings Plan for the benefit of current directors and executive officers of the Company (including 33,261 shares for Mr. Levin, 531 shares for Mr. Parsons and 390 shares for Mr. Turner), (b) an aggregate of 305,752 shares of Common Stock beneficially owned by certain relatives of such person and (c) an aggregate of 3,097,255 stock options that have been transferred to entities for the benefit of relatives of such persons.

Security Ownership of Certain Beneficial Owners

  Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series LMCN-V Stock, and, unless otherwise indicated, is based on information provided to the Company as of January 31, 2001 by the beneficial owner.

                                             Shares of
                                               Stock                Percent of
                                            Beneficially Percent of   Voting
Name and Address of Beneficial Owner           Owned      Class(1)   Power(2)
------------------------------------        ------------ ---------- ----------
Common Stock
Janus Capital Corporation (3).............. 260,719,334      6.1%      6.0%
  100 Fillmore Street
  Denver, CO 80206
Series LMCN-V Stock
Liberty Media Corporation (4).............. 171,185,826    100.0%        *
  9197 South Peoria Street
  Englewood, CO 80112

--------
 *  Less than 1%

(1) Under certain circumstances, each share of Series LMCN-V Stock is convertible into one share of Common Stock; such circumstances are not currently present.

(2) Each share of Series LMCN-V Stock currently has 1/100 of a vote on certain limited matters.

(3) Beneficial ownership is as of December 31, 2000, adjusted to reflect the exchange ratios of common stock of Time Warner and America Online for Company Common Stock on the Merger Date. Janus Capital Corporation, an investment adviser, has filed with the Securities and Exchange Commission ("SEC") Amendment No. 3, dated February 15, 2001, to its statement on
    Schedule 13G with respect to Time Warner to the effect that (a) because it acts as an investment adviser to several investment companies and individual and institutional clients, it may be deemed the beneficial owner of these shares, which are held by its clients, (b) it may be deemed to share dispositive and voting power over all these shares with Thomas H. Bailey, Chairman of the Board, President and owner of approximately 12.2% of Janus Capital Corporation and (c) the shares of Common Stock reported as beneficially owned include 6,795,595 shares of Common Stock reported as issuable upon conversion of convertible securities (these shares have been excluded from the calculation of voting power). In addition, Janus Capital Corporation has filed with the SEC a Form 13F Holdings Report indicating holdings of common stock of America Online as of December 31, 2000; these shares are included in the total.

(4) Consists of shares beneficially owned by Liberty Media Corporation, through its direct and indirect subsidiaries. In March 1999, AT&T Corp. acquired Tele-Communications, Inc., and Liberty Media Corporation (its subsidiary), but incumbent management of Liberty Media Corporation has voting and investment control over the Series LMCN-V Stock.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Compensation of Executive Officers of the
Company

  The Compensation Committee of the Board of Directors furnished the following report on executive compensation.

  The Compensation Committee was formed following the consummation of the AOL-TW Merger in early 2001. A subcommittee (the "Subcommittee") of the Compensation Committee that excludes Mr. Barksdale due to his prior service with a company that became a subsidiary of the Company was also created with authority over limited executive compensation matters. The respective compensation committees of America Online and Time Warner made stock option awards in 2000 and established 2000 salary levels, but had not approved the annual bonus compensation for executive officers of Time Warner for 2000 and of America Online for the Transition Period (as defined below) prior to the AOL-TW Merger. The members of the Compensation Committee, therefore, in certain instances, are reporting about determinations made by the prior compensation committees. In making the bonus compensation determinations after the AOL-TW Merger, the Company's Compensation Committee primarily considered the compensation philosophies and practices of each of Time Warner and America Online.

  During 2000, both America Online and Time Warner focused their attention on finalizing their transformative combination and laying the strategic groundwork for the successful integration of their businesses. Simultaneously, each company continued to attend to achieving its respective financial and strategic goals. In the Committee's view, each company's continuing emphasis on financial discipline and cash flow generation and continuing implementation of initiatives begun in prior years as well as new ones contributed significantly to their financial results. By the time of the closing of the AOL-TW Merger, each company had successfully positioned itself so that the combined AOL Time Warner was able to immediately begin operating successfully as a combined company with strong momentum and a strategic implementation plan. The 2000 compensation for the Company's senior management is primarily attributable to these accomplishments, as discussed in greater detail below, and is consistent with each company's established executive compensation philosophy and paves the way for the focus of the compensation philosophy for the combined company in the future.

Compensation Philosophies

  Both America Online's and Time Warner's executive compensation programs were principally designed to give executives strong incentives to focus on and achieve the company's business objectives. Key elements of each of the incentive compensation programs were an annual performance-based bonus and stock options, to provide substantial long-term financial reward to an executive only if the stockholders also realize long-term stock price appreciation. America Online emphasized company-wide performance goals and long-term, equity-based incentives in the form of stock options, more than annual cash bonuses, as a method to link compensation to improvements in financial and operational performance reflected in stock-price performance. Each company viewed its compensation practices as critical tools to retain and recruit key executive talent. The Compensation Committee expects to continue to emphasize stock-based compensation and company-wide performance goals.

  During 2000, Messrs. Levin, Turner and Parsons were employed under employment agreements with Time Warner and Mr. Pittman was employed under an employment agreement with America Online, each of which was assumed by the Company in connection with the AOL-TW Merger. While a minimum salary is contractually specified in the agreements, the largest elements of executive compensation, the annual bonus and stock option awards, are generally subject to the discretion of the Compensation Committee.

  With respect to America Online, Time Warner and the Company, the Compensation Committee, with the assistance of a leading outside compensation consultant, reviewed total compensation levels, structure and design for the executive officers in the context of the established compensation philosophy and compensation packages awarded to similarly situated executives. The Compensation Committee believes that the Company's most direct competitors for executive talent are composed of large capitalization and new technology companies that constitute a broader range of companies than those with which the Company might be compared for stock performance purposes. Thus, the compensation comparison group included companies beyond the Time Warner peer group index in the performance graph relating to Time Warner common stock that appears below.

  The Compensation Committee believes the Company's size, success and high profile have made its employees and executives targets for competitors seeking to recruit talented employees. Consequently, the Compensation Committee has concluded the Company must actively manage compensation levels to ensure they are fully competitive and capable of retaining top performers over the long term. As a result of the competitive reviews and compensation actions, the Committee believes that the base salary, total cash compensation and stock appreciation opportunities for senior management, as well as those of the broad employee population, are consistent with competitive market levels and the Company's broader objectives.

2000 Annual Bonus Determinations
--------------------------------

  2000 Accomplishments. The Compensation Committee considered a variety of
  --------------------
factors in making its bonus compensation decisions, and no specific weighting was assigned to any one of those factors. America Online's and Time Warner's accomplishments that the Committee thinks contributed to a successful 2000, in light of general stock market conditions, included:

  . The substantial achievement of each company's financial targets while continuing to grow their operating businesses.

  . Creating the world's first Internet-powered media and communications company and building a solid foundation to ensure the successful combination of America Online's and Time Warner's vast array of complementary businesses. This achievement entailed:

    . Successfully obtaining approvals of the stockholders of each company and numerous foreign, federal and local regulatory bodies, including the Federal Trade Commission and the Federal Communications Commission;

    . Establishing working groups that focused on integration, planning and budgeting so the Company developed a concrete strategy and plan to implement it upon consummation of the merger; and

    . Effectively organizing groups charged with identifying cross-divisional value opportunities, including promotions for subscriptions, advertising sales and purchases, music and film promotions and brand promotions, with some of these types of transactions occurring during 2000 and several more such transactions announced just weeks after the AOL-TW Merger was finalized.

  . Both Time Warner and America Online continued to develop and communicate their core values, commitments and social responsibilities. As part of integration planning, the companies worked together to define a Mission and Values platform for the Company, which will be overseen by the Values and Human Development Committee of the Board of Directors.

  Annual Bonuses for Executive Officers other than the Chief Executive
  --------------------------------------------------------------------
Officer. The Subcommittee's determination of the annual incentive bonus for
-------
each of Messrs. Levin, Turner and Parsons, and certain other executive officers who were Time Warner employees during 2000, started with the calculation of the 2000 maximum bonus under Time Warner's stockholder-approved Annual Bonus Plan. This calculation was based on a percentage of the amount by which Time Warner's 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted pursuant to the Annual Bonus Plan, exceeded Time Warner's average EBITDA for the preceding three years. This calculation resulted in maximum individual annual bonuses substantially in excess of the actual bonuses paid as shown in the Summary Compensation Table below. The Chief Executive Officer reviewed with the Compensation Committee the 2000 performance of the other executive officers of Time Warner and recommended annual bonuses primarily reflecting individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he oversaw the matters under his supervision and the degree to which he contributed to the accomplishment of Time Warner's goals.

  The Subcommittee's determination of the incentive bonus for the Transition Period for each of Messrs. Case, Novack and Pittman was based on calculations under America Online's stockholder-approved Executive Incentive Plan ("EIP"). The incentive bonuses for the other executive officers of the Company were determined pursuant to either the EIP or America Online's Management Incentive Plan ("MIP"), which is similar to the EIP. These Plans provided for cash bonuses based on a personal target bonus percentage and company financial performance goals. Each individual has a target bonus based on base salary, which cannot exceed 250% of salary. With respect to America Online's fiscal 2001, performance goals were established based on America Online's pre-tax earnings performance. America Online exceeded the earnings objectives and accomplished significant other goals. Consequently, the Subcommittee approved bonuses for all participants in the EIP other than Mr. Case equal to 110% of the target bonus under the EIP and the Compensation Committee approved funding under the MIP at 110% of the target awards. Mr. Case requested that he not receive a bonus for the Transition Period and requested that the Subcommittee award additional bonuses totaling the amount he could have received among other executive officers. The Subcommittee approved additional cash bonuses in accordance with Mr. Case's request.

  Mr. Levin's Annual Bonus. Mr. Levin's 2000 annual incentive bonus as
  ------------------------
Chairman of the Board and Chief Executive Officer of Time Warner was determined by the Subcommittee. In determining his bonus, the Subcommittee reviewed the calculation of the maximum bonus payable to Mr. Levin under Time Warner's Annual Bonus Plan, the level of achievement of his 2000 financial performance goals (based on operational targets for divisional and aggregate EBITA and cash flow) and Time Warner's other accomplishments during 2000. Based on its overall evaluation of Mr. Levin's stewardship of Time Warner during 2000, the leadership he provided and his role in positioning AOL Time Warner, its management, product lines and services for the future, the Subcommittee determined that Mr. Levin's performance warranted placing his total cash compensation for 2000 in the upper quartile of compensation paid to the chief executive officers in a comparison group comprised of public companies in consumer product, technology, entertainment and media industries.

Base Salaries
-------------

  During 2000, the respective compensation committees of America Online and Time Warner reviewed the salary of each executive officer. In determining appropriately competitive salary levels, the committees considered the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. Based on the findings, the America Online compensation committee approved base salary increases for certain executive officers that were effective in September 2000 which, in conjunction with cash incentive awards, maintained total cash compensation levels in line with competitive levels and with America Online's compensation philosophy. The base salaries of Messrs. Levin, Turner and Parsons did not increase in 2000.

Stock Option Awards
-------------------

  During 2000, each of America Online's and Time Warner's executive officers was awarded stock options by the respective compensation committees. These awards were made after a review of their previous option awards and the option awards made to other executives at Time Warner and America Online, respectively, and in the comparison groups. The compensation committees of Time Warner and America Online believed that the higher the level of an executive's responsibilities, the larger the stock-based component of his compensation should be, and that compensation based on stock price performance should be paid via stock-based compensation. Each of Messrs. Levin, Turner and Parsons was awarded a regular annual grant of stock options in March 2000, one quarter of which have exercise prices 25% above the fair market value of the Common Stock on the date of grant and one quarter of which have exercise prices 50% above such fair market value. Each of Messrs. Case, Novack and Pittman were awarded a regular annual grant of stock options in September 2000, with an exercise price at fair market value on the date of grant.

Section 162(m) Considerations
-----------------------------

  The Company expects that the compensation paid to executive officers under the Time Warner Annual Bonus Plan and the America Online Executive Incentive Plan, both of which have been assumed by the Company, will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has adopted a general policy of awarding stock options to its executive officers only pursuant to plans that the Company believes will satisfy the requirements of Section 162(m). In 2000, Time Warner and America Online did not pay its executive officers compensation that would not be deductible as a result of the Section 162(m) deductibility limit.

Members of the Compensation Committee

  James L. Barksdale
  Frank J. Caufield (Chair)
  Reuben Mark
  Michael A. Miles

Executive Compensation Summary Table

  Prior to the Merger Date, the Company's executive officers functioned as executive officers of, and were compensated by, America Online or Time Warner, as the case may be. The following table presents information concerning total compensation paid to the Chief Executive Officer and certain other executive officers of the Company (collectively, the "named executive officers") by either America Online or Time Warner. Messrs. Levin, Turner and Parsons, currently the Chief Executive Officer, Vice Chairman and Co-Chief Operating Officer of the Company, respectively, served as Chairman and Chief Executive Officer, Vice Chairman and President, respectively, of Time Warner prior to the AOL-TW Merger. Messrs. Case, Novack and Pittman, currently the Chairman, Vice Chairman and Co-Chief Operating Officer of the Company, respectively, served as Chairman and Chief Executive Officer, Vice Chairman and President and Chief Operating Officer, respectively, of America Online prior to the AOL-TW Merger. This compensation information relates to compensation received by the named executive officer while employed by America Online or Time Warner prior to the AOL-TW Merger. Prior to the AOL-TW Merger, America Online's fiscal year ended on June 30. In connection with the AOL-TW Merger, America Online changed its fiscal year to a calendar year. As a result, the compensation shown for Messrs. Case, Pittman and Novack is that paid with respect to America Online's last three fiscal years and the last six months of 2000 (the "Transition Period"). All information related to common stock has been adjusted to reflect the exchange ratios of common stock of Time Warner and America Online for Company Common Stock and the Company's assumption of the relevant America Online and Time Warner stock-based benefit plans on the Merger Date.

                          SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                        Anuual Compensation              Compensation(8)
                               ----------------------------------------- ---------------
                                                              Other        Securities
   Name and Principal                                        Annual        Underlying       All Other
        Postion          Year    Salary      Bonus       Compensation(7) Options Awarded Compensation(9)
   ------------------    ----- ---------- -----------    --------------- --------------- ---------------
Stephen M. Case (1)..... T.P.* $  383,333 $         0(1)    $     --        1,750,000       $      0
 Chairman of the Board    2000    725,000   1,125,000             --        3,000,000          5,165
                          1999    575,000   1,000,000             --        1,800,000          4,932
                          1998    426,667     750,000             --       10,400,000          2,923

Gerald M. Levin (2).....  2000 $1,000,000 $10,000,000       $ 226,620         750,000       $571,277
 Chief Executive Officer  1999  1,000,000   9,000,000         218,477         656,251        590,167
                          1998  1,000,000   7,800,000         186,861       2,100,000        597,885

Kenneth J. Novack (3)... T.P.* $  258,333 $   275,000       $     --        1,000,000       $      0
 Vice Chairman            2000    433,333     506,000             --        1,000,000          6,620
                          1999    350,000     400,000             --        2,560,000          5,666
                          1998     49,053     950,000          34,167       1,600,000             20

R.E. Turner (4).........  2000 $  700,000 $ 8,000,000       $     --          637,500       $570,986
 Vice Chairman and        1999    700,000   6,900,000             --          562,500        619,657
 Senior Advisor           1998    700,000   6,000,000             --          900,000        637,339

Richard D. Parsons(5)...  2000 $  750,000 $ 6,000,000       $ 146,535         525,000       $476,935
 Co-Chief Operating
  Officer                 1999    750,000   4,750,000         170,695         375,000        498,245
                          1998    600,000   3,300,000         122,907         450,000        398,650

Robert W. Pittman(6).... T.P.* $  358,333 $   550,000       $  56,520       1,500,000       $      0
 Co-Chief Operating
  Officer                 2000    683,334   1,050,000          60,965       2,500,000            810
                          1999    591,667   1,000,000       1,380,000       1,440,000            955
                          1998    541,665     750,000         127,698       7,200,000            690

--------
 *  Transition Period--July 1, 2000 through December 31, 2000

(1) Mr. Case became Chairman of the Board of the Company on the Merger Date. Prior to that, he served as Chairman of the Board and Chief Executive Officer of America Online. At Mr. Case's request, Mr. Case did not receive any bonus for the Transition Period. Under America Online's Executive Incentive Plan, he could have received $426,000.

(2) Mr. Levin became Chief Executive Officer of the Company in February 2000. He served as Chairman of the Board and Chief Executive Officer of Time Warner from January 1993 to the Merger Date.

(3) Mr. Novack became Vice Chairman of the Company on the Merger Date. Prior to that, he served as Vice Chairman of America Online from May 1998, having served as a consultant to America Online and received compensation as such prior to that, which is reflected herein.

(4) Mr. Turner became Vice Chairman and Senior Advisor of the Company on the Merger Date. Prior to that, he served as Vice Chairman of Time Warner.

(5) Mr. Parsons became Co-Chief Operating Officer of the Company on the Merger Date. Prior to that, he served as President of Time Warner.

(6) Mr. Pittman became Co-Chief Operating Officer of the Company on the Merger Date. Prior to that, he served as President and Chief Operating Officer of America Online from February 1998 and President and Chief Executive Officer of AOL Networks prior to that.

(7) In accordance with SEC rules, amounts totalling less than $50,000 have been omitted. The amounts of personal benefits shown in this column for 2000 for Messrs. Levin and Parsons and the Transition Period for Mr. Pittman that represent more than 25% of the applicable executive's total Other Annual Compensation include financial services of $90,000 to each of Messrs. Levin and Parsons, transportation-related benefits (including an automobile allowance for Messrs. Levin and Parsons) of $116,699 to Mr. Levin, $50,815 to Mr. Parsons and $56,520 to Mr. Pittman.

(8) None of the options indicated was awarded with tandem stock appreciation rights. None of such executive officers was awarded restricted stock during the relevant period and, as of December 31, 2000, no named executive officer held any such shares.

(9) The amounts shown in this column for 2000 for Messrs. Levin, Turner and Parsons include the following:

    (a) In lieu of supplemental retirement plan benefits, Time Warner, as required by individual employment agreements, credited to an account for each of Messrs. Levin, Turner and Parsons an amount equal to one-half of the total shown under the "salary" column. These credits were terminated in January 2001. See "Non-Current Compensation Accounts."

    (b) Pursuant to the AOL Time Warner Savings Plan (the "Savings Plan"), a defined contribution plan available generally to employees of the Company, for the 2000 plan year, each of Messrs. Levin, Turner and Parsons deferred a portion of his annual compensation and Time Warner contributed $2,000 for the first $3,000 so deferred by the executive ("Matching Contribution"). These Matching Contributions were invested under the Savings Plan in a Common Stock fund. In addition, pursuant to a profit-sharing component of the Savings Plan, the Company may make annual contributions for the benefit of eligible employees of up to 12% of total eligible compensation; for 2000, the Company will contribute 10%, including $17,000 for the account of each of Messrs. Levin, Turner and Parsons. The Company has announced that it does not intend to make those profit-sharing contributions in future years.

    (c) The Company maintains a program of life and disability insurance generally available to all salaried employees on the same basis. This group term life insurance coverage was reduced to $50,000 for each of Messrs. Levin, Turner and Parsons who were given a cash payment equal to the cost of replacing such reduced coverage under a voluntary group program available to employees generally. Such payments are included in the "Other Annual Compensation" column. In addition, during 2000, Time Warner maintained for certain members of senior management, including Messrs. Levin, Turner and Parsons, certain supplemental life insurance benefits and paid premiums for this supplemental coverage of approximately $250 each. Time Warner also maintained split-dollar life insurance policies on the lives of Messrs. Levin, Turner and Parsons and paid the following amounts allocated to the term portion of the split-dollar coverage for 2000: Mr. Levin, $20,302; Mr. Turner, $18,900; and Mr. Parsons, $4,459. The actuarial equivalent of the value of the premiums paid by Time Warner for 2000 based on certain assumptions regarding interest rates and periods of coverage are: Mr. Levin, $52,027; Mr. Turner, $201,736; and Mr. Parsons, $82,685. It is anticipated that the Company will recover the net after-tax cost of the premiums on these policies or the cash surrender value thereof. For a description of life insurance coverage for certain executive officers provided pursuant to the terms of their employment agreements, see "Employment Arrangements."

Stock Option Grants During 2000

  The following table sets forth certain information with respect to employee options to purchase shares of Common Stock ("options") awarded during 2000 by America Online and Time Warner, as the case may be, to the named executive officers. All such options were nonqualified options. No stock appreciation rights ("SARs"), alone or in tandem with such stock options, were awarded in 2000. The number of shares covered by the options and the exercise prices have been adjusted to reflect the exchange ratios of common stock of America Online and Time Warner for Company Common Stock on the Merger Date.

                          STOCK OPTION GRANTS IN 2000

                                     Individual Grants(1)
                          ------------------------------------------
                                       Percent
                           Number of   of Total
                           Securities  Options   Exercise
                          Underlying  Granted to or Base             Grant Date
                            Options   Employees   Price   Expiration   Present
Name                        Granted   in 2000(2)  ($/sh)     Date     Value(3)
----                      ----------- ---------- -------- ---------- -----------
Stephen M. Case..........  1,750,000     1.9%     $57.38   9/01/10   $37,957,500
Gerald M. Levin..........    375,000      .4%     $57.79   3/14/10   $ 8,190,000
                             187,500      .2%      72.24   3/14/10     3,249,375
                             187,500      .2%      86.69   3/14/10     2,608,125
Kenneth J. Novack........  1,000,000     1.1%     $57.38   9/01/10   $21,690,000
R.E. Turner..............    318,750      .4%     $57.79   3/14/10   $ 6,961,500
                             159,375      .2%      72.24   3/14/10     2,761,969
                             159,375      .2%      86.69   3/14/10     2,216,906
Richard D. Parsons.......    262,500      .3%     $57.79   3/14/10   $ 5,733,000
                             131,250      .1%      72.24   3/14/10     2,274,563
                             131,250      .1%      86.69   3/14/10     1,825,688
Robert W. Pittman........  1,500,000     1.7%     $57.38   9/01/10   $32,535,000

--------
(1) Options for executive officers have been awarded pursuant to plans approved by the stockholders of either America Online or Time Warner and assumed by the Company as of the Merger Date. The terms are governed by the plans and the recipient's option agreement. The option exercise price is the fair market value of the Common Stock on the date of grant except for the awards to Messrs. Levin, Turner and Parsons of which one quarter of the total award has an exercise price 25% above the fair market value of the Common Stock on the date of grant and one quarter of which has an exercise price 50% above such fair market value. The options shown in the table held by Messrs. Levin, Turner and Parsons become exercisable in installments of one-third on the first three anniversaries of the date of grant, subject to acceleration upon the occurrence of certain events. The options shown in the table held by Messrs. Case, Novack and Pittman were awarded during the Transition Period and become exercisable in installments of one-quarter on the first four anniversaries of the date of grant, subject to acceleration upon the occurrence of certain events. Payment of the exercise price of an option may be made in cash or, in whole or in part, in full shares of Common Stock already owned by the holder of the option. The payment of withholding taxes due upon exercise of an option may generally be made with shares of Common Stock.

(2) Indicates the percentage of all options granted to employees of America Online and Time Warner during 2000.

(3) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of 46.3% based on the historical volatility of America Online common stock adjusted for the anticipated impact of the AOL-TW Merger; an expected term to exercise of three years; a risk-free rate of return based on the average three-year Treasury bill rate for 2000 of 6.22%; and a dividend yield of 0%. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Option Exercises and Values in 2000

  The following table sets forth as to each of the named executive officers information on option exercises during 2000 and the status of his options on December 31, 2000: (i) the number of shares of Common Stock underlying options exercised during 2000; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Common Stock underlying exercisable and nonexercisable stock options held on December 31, 2000; and
(iv) the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 2000. The number of shares covered and the option exercise prices have been adjusted to reflect the exchange ratios of common stock of America Online and Time Warner for Company Common Stock on the Merger Date and the Company's assumption on the Merger Date of the option plans and agreements under which the options were awarded.

                    AGGREGATE OPTION EXERCISES DURING 2000
                                      and
                      OPTION VALUES ON DECEMBER 31, 2000

                                                                                  Dollar Value of
                         Number of                    Number of Shares              Unexercised
                           Shares                  Underlying Unexercised          In-the-Money
                         Underlying Dollar Value   Options on 12/31/00(4)     Options on 12/31/00*(4)
                          Options   Realized on  -------------------------- ---------------------------
Name                     Exercised    Exercise   Exercisable Nonexercisable Exercisable  Nonexercisable
----                     ---------- ------------ ----------- -------------- ------------ --------------
Stephen M. Case......... 1,286,300  $ 71,170,337  8,723,700    13,500,000   $256,311,815  $268,057,000
Gerald M. Levin(1)...... 3,000,000  $152,590,000  8,816,251       750,000   $144,796,050  $          0
Kenneth J. Novack(2)....    96,634  $  5,154,759  1,313,930     4,914,000   $ 28,400,486  $ 76,995,670
R.E. Turner.............       --            --   6,262,500       637,500   $ 92,513,250  $          0
Richard D. Parsons......       --            --   3,075,000       525,000   $ 46,996,875  $          0
Robert W. Pittman(3)....   394,745  $ 21,227,412  6,572,255    10,095,000   $182,241,004  $189,144,000

--------
 * Calculated using the closing price of $34.80 per share of America Online common stock on December 31, 2000 minus the option exercise price.

(1) The options exercised by Mr. Levin would have expired in 2000. After making charitable contributions and paying the exercise price and related taxes using Common Stock, Mr. Levin retained the remaining 996,931 shares of Common Stock issued upon exercise of these options.

(2) Includes 133,961 exercisable options that Mr. Novack transferred to grantor retained annuity trusts for the benefit of members of his family. At December 31, 2000, these options had a value of $3,081,886.

(3) Includes 2,297,255 exercisable options that Mr. Pittman transferred to a family-owned limited partnership. At December 31, 2000 these options had a value of $76,363,304.

(4) All options awarded prior to 2000 held by Messrs. Levin, Turner and Parsons became immediately exercisable in full upon the approval by Time Warner's Board of Directors of the AOL-TW Merger on January 9, 2000.

  The option exercise price of all the options held by the named executive officers is the fair market value of the Common Stock on the date of grant except for (1) half of the regular annual options awarded to Messrs. Levin, Turner and Parsons in 1996 through 2000 (see "Stock Option Grants in 2000") and 1,500,000 of Mr. Levin's options awarded in 1993, half of which have an exercise price 25% above the fair market value of the common stock on the date of grant and the other half of which have an exercise price 50% above such fair market value and (2) options awarded to Messrs. Case and Pittman in 1997 which have an exercise price 30% above the fair market value of the common stock on the date of grant. All such nonqualified options permit a portion of each award to be transferred by gift directly or indirectly to members of the holder's immediate family. The stock option agreements may permit optionees to defer receipt of the shares of Common Stock receivable upon exercise of options governed by such stock option agreements to a future date elected by the optionee, thereby deferring the recognition of income by the optionee (and the Company's tax deduction) until such future date. During the deferral period, the shares are not outstanding, do not vote and do not pay dividends, however, the Company has agreed to pay the optionee dividend equivalents during the deferral period, to the extent dividends are paid.

  The options held by the named executive officers remain exercisable for three months to three years in the event their employment is terminated without cause or as a result of the Company's breach of an employment agreement. For some executive officers, some of their options remain exercisable for the full term of the options if their employment is terminated for any reason other than for cause, including death. Otherwise, options may generally be exercised for one or three years after death or total disability (depending on their date of grant) and five years after retirement. All options terminate either immediately or one month after the holder's employment is terminated for cause. The terms of the options shown in the chart are generally ten years, although 960,000 options held by Mr. Levin have a term of 15 years from the date of their award in 1989.

Employment Arrangements

  The Company is a party to employment agreements with Messrs. Levin, Turner, Parsons and Pittman. These agreements have been filed with the SEC as exhibits to the Company's periodic filings.

  Among other things, the agreements with Messrs. Levin, Turner and Parsons provide for: a fixed term of employment in a specified executive post; minimum annual salary; an annual bonus in the discretion of the Compensation Committee; and life insurance benefits to be provided by split dollar policies, generally for the life of the executive and pursuant to which the Company recovers an amount equal to the net after-tax cost to the Company of the premiums on such policy or the cash surrender value thereof, as well as $50,000 of group term life insurance under an insurance program generally provided by the Company to its employees and a cash payment equal to the premium for the coverage that would have otherwise been provided under the general terms of such program. The agreements also include provisions for the executive's participation in Company stock option and other compensation and benefit plans.

  Such agreements include a narrow definition of the "cause" for which an executive's employment may be terminated and in that event, the executive will only receive earned and unpaid base salary accrued through such date of termination.

  These agreements provide that in the event of the Company's material breach or termination of the executive's employment during the term of employment without cause, the executive will be entitled to elect either (a) to receive a lump-sum payment equal to the present value of the compensation otherwise payable during the remaining portion of the executive's term of employment or
(b) to remain an employee of the Company through the end of such period and, without having to perform any services, receive such compensation as if there had been no breach or termination. These executives are not required to mitigate damages after such a termination, other than as necessary to prevent the Company from losing any tax deductions to which it otherwise would have been entitled for any payments deemed to be "contingent on a change" under the Internal Revenue Code.

  If an executive becomes disabled during the term of his employment agreement, the executive will receive full salary for six months and 75% thereof through the end of the employment term. Any such payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

  If an executive dies during the term of an employment agreement, the executive's beneficiaries will receive the executive's earned and unpaid salary to the last day of the month in which the death occurs.

  The expiration dates of these agreements and the amounts of the individual life insurance coverage for the lifetime of such persons are: Mr. Levin -- December 31, 2003 and $6 million; Mr. Turner -- December 31, 2001 and $6 million; and Mr. Parsons -- January 31, 2005 and $5 million. Mr. Levin's agreement allows him, effective no earlier than June 30, 2002 and with not less than six months' prior notice to the Company, to give up his executive positions and become an advisor to the Company for the remainder of the agreement term. In that case, his advisory compensation would be equal to his annual salary. Mr. Parsons' agreement allows him, effective on or after January 1, 2002 and with not less than six months' prior notice to the Company, to give up his executive positions and become an advisor to the Company for the remainder of the agreement term. In that case his advisory compensation would be equal to $500,000 per year. Pursuant to the terms of their employment agreements, so long as each of Messrs. Levin, Turner and Parsons, respectively, is employed by the Company, the Company has agreed to include him in management's slate for election as a director and to use its best efforts to cause his election.

  In October 1996, America Online entered into an employment agreement with Robert W. Pittman, which the Company has assumed. In the event Mr. Pittman's employment is terminated by him for a good reason or by the Company other than for cause or a permanent and total disability, he will become a consultant of the Company for a term of two years, subject to the terms and conditions of a consulting agreement. In the Company's discretion, Mr. Pittman will become a consultant of the Company for two years if the Company terminates his employment for cause or if he terminates his employment for other than a good reason. Mr. Pittman is subject to the terms of a confidentiality/non-competition/proprietary rights agreement that remains in effect for the term of the consulting agreement.

Non-Current Compensation Accounts

  Pursuant to their employment agreements, Time Warner deposited non-current compensation contributions for each of Messrs. Levin, Turner and Parsons in 2000 into separate accounts in a grantor trust established by Time Warner. An investment advisor is appointed for each such account subject to approval by the relevant executive. Funds are invested in securities as directed by the investment advisor, with the assumed after-tax effect upon the Company of gains, losses and income, and distributions thereof, and of interest expenses and brokerage commissions and other direct expenses attributed thereto, being credited or charged to the account. Payments are made to the officer from the account in installments to liquidate the account over a period of ten years, or such shorter period as the officer elects, commencing on the later of the end of the employment term or the date the executive ceases to be an employee. Such payments include an amount equal to the assumed tax benefit to the Company of the compensation deduction available for tax purposes for the portion of the account represented by the net appreciation in such account, even though the Company might not actually receive such tax benefit. Commencing in 1999, Time Warner's executive officers could elect to have half or all of these non-current compensation contributions credited to the Deferred Compensation Plan instead of the grantor trust accounts. This Plan, which has been assumed by the Company, is an unfunded, nonqualified plan that permits higher-paid employees to make tax-deferred savings of certain compensation that exceeds the federal law limits for tax qualified benefit plans. Participants select crediting rates for their amounts credited to the Plan. These rates are based on the actual returns of mutual funds and other investments offered under the Savings Plan.

  Amounts paid by Time Warner to the non-current compensation accounts of the named executive officers for 2000 and the portion, if any, of the 2000 annual bonus elected to be deferred by any such officer are included in the amounts shown in the Summary Compensation Table above. Effective January 4, 2001, the Company terminated the contributions to non-current compensation accounts on behalf of its executive officers. Existing accounts will continue to be invested and paid out in accordance with their terms.

Time Warner Pension Plan-AOLTW

  The Time Warner Employees' Pension Plan, as amended (the "Old Pension Plan"), which provides benefits to eligible employees, including officers, of the Company and certain of its subsidiaries, was amended effective as of January 1, 2000, as described below, and was renamed and assumed by the Company in connection with the AOL-TW Merger (the "Amended Pension Plan" and, together with the Old Pension Plan, the "Pension Plans"). In addition, new employees of the Company hired on and after January 1, 2001, or employees transferring on or after that date from a division of the Company without a pension plan, will not be eligible to participate in the Pension Plans. As a result, Messrs. Case, Novack and Pittman, and other employees who were employees of America Online, are not eligible to receive benefits under the Pension Plans. Because of certain grandfathering provisions, the benefit of participants with a minimum of ten years of benefit service whose age and years of benefit service equal or exceed 65 years as of January 1, 2000, including Mr. Levin, will be determined under either the provisions of the Old Pension Plan or the Amended Pension Plan, whichever produces the greater benefit. Directors who are not also employees of the Company are not eligible to participate in the Pension Plans.

  Under the Old Pension Plan, a participant accrued benefits on the basis of 1 2/3% of the average annual compensation (defined as the highest average annual compensation for any five consecutive full and partial calendar years of employment, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program) for each year of service up to 30 years and 1/2% for each year of service over 30. Compensation for purposes of calculating average annual compensation under the Pension Plans is limited to $200,000 per year for 1988 through 1993 and $150,000 per year for 1994 and thereafter (each subject to adjustments provided in the Internal Revenue Code of 1986, as amended). Eligible employees become vested in all benefits under the Pension Plans on the earlier of five years of service or certain other events.

  Under the Amended Pension Plan, a participant accrues benefits equal to the sum of 1.25% of a participant's average annual compensation not in excess of his covered compensation up to the average Social Security wage base and 1.67% of his average annual compensation in excess of such covered compensation multiplied by his years of benefit service (not in excess of 30).

  Under the Old Pension Plan, employees who are at least 60 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension ("early retirement"). An early retirement supplement is payable to an employee terminating employment at age 55 and before age 60, after 20 years of service, equal to the actuarial equivalent of such person's accrued benefit, or, if greater, an annual amount equal to the lesser of 35% of such person's average compensation determined under the Old Pension Plan or such person's accrued benefit at age 60 plus Social Security benefits at age 65. The supplement ceases when the regular pension commences at age 60. Under the Amended Pension Plan, employees who are at least 62 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension.

  Annual pension benefits under the Old Pension Plan are reduced by a Social Security offset determined by a formula that takes into account benefit service up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable (the "Social Security Offset"). Under both of the Pension Plans, the pension benefit of participants on December 31, 1977 in the former Time Employees' Profit-Sharing

Savings Plan (the "Profit Sharing Plan") is further reduced by a fixed amount attributable to a portion of the employer contributions and investment earnings credited to such employees' account balances in the Profit Sharing Plan as of such date (the "Profit Sharing Plan Offset").

  Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under both of the Pension Plans. However, as permitted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Time Warner adopted the Time Warner Excess Benefit Pension Plan (the "Excess Plan"), which provided for payments by the Company of certain amounts which employees of the Company would have received under the Pension Plan if eligible compensation were limited to $250,000 in 1994 (increased 5% per year thereafter) and there were no payment restrictions. For purposes of the Excess Plan, the $200,000 limit (as indexed for years after 1989) on eligible compensation will only apply to compensation received in 1988 through 1993; the $250,000 limit (as adjusted) will apply to compensation received in 1994 through 2000. The benefit payable under the Excess Plan was frozen for employees of the Company, as described below, effective December 31, 2000. No employee will receive less than the total accrued benefit under the Pension Plans and the Excess Plan as of December 31, 2000. However, going forward, the total benefit will not increase until such time as the qualified portion under the Pension Plans exceeds the total benefit accrued as of December 31, 2000 under the Pension Plans and the Excess Plan.

  The following table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications under the Amended Pension Plan. The amounts shown in the table do not reflect the effect of the previously-described (1) Profit Sharing Plan Offset or (2) early retirement supplements. The amount of the estimated annual pension is based upon a pension formula which applies to all participants in both the Amended Pension Plan and the Excess Plan. The estimated amounts are based on the assumption that payments under the Amended Pension Plan will commence upon normal retirement (generally age 65) or early retirement, that the Amended Pension Plan will continue in force in its present form and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula which exceed ERISA limits will be paid under the Excess Plan from the Company's assets and are included in the amounts shown in the following table.

                                            Estimated Annual Pension for
     Highest Consecutive                      Years of Benefit Service
     Five Year Average              --------------------------------------------
     Compensation                      10       15       20       25       30
     -------------------            -------- -------- -------- -------- --------
     $200,000...................... $ 31,870 $ 47,800 $ 63,740 $ 79,670 $ 95,610
      400,000......................   65,200   97,800  130,410  163,010  195,610
      600,000......................   98,530  147,800  197,070  246,340  295,610
      800,000......................  131,870  197,810  263,740  329,680  395,620

  The amount of covered compensation that would be considered in the determination of the highest five consecutive full or partial years of compensation under the Pension Plans and the Excess Plan for each of Messrs. Levin, Turner and Parsons is limited as a result of the imposition of the limitations on eligible compensation. However, because combined payments under the Pension Plans and the Excess Plan are based on the highest average annual compensation for any five consecutive full or partial calendar years of employment (taking into account the compensation limits only for 1988 and thereafter), the compensation used for determining benefits under such Plans for Mr. Levin (and employees who participated in the Pension Plan prior to 1988) will include eligible compensation in years prior to 1988 which exceeded these limits. The estimated annual benefits payable under the Amended Pension Plan and the Excess Plan, as of February 1, 2001, would be based on average compensation of $729,248 for Mr. Levin; $311,844 for Mr. Turner; and $304,600 for Mr. Parsons; with 28.8, 4.4 and 6.2 years of credited benefit service, respectively. In addition, pursuant to his employment agreement, Mr. Parsons will be entitled to receive supplemental payments from the Company that will achieve a total retirement benefit equal to what he would have received if he had five additional years of benefit service under the Amended Pension Plan. As stated above, Messrs. Case, Novack and Pittman are not eligible to participate in the Pension Plans. However, as a result of Mr. Pittman's previous employment by Time Warner, at age 65, he is entitled to start receiving an annual benefit of $21,978 under the Amended Pension Plan and the Excess Plan. The estimated annual pension payable to Mr. Levin under the Old Pension Plan and the Excess Plan upon his retirement based on the indicated remuneration and years of service would be $337,889, without reflecting the effect of the previously-described Social Security or Profit Sharing Plan Offsets.

Comparisons of Five-Year Cumulative Total Returns

  The chart below compares the performance of America Online common stock with the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), the total return index for the New York Stock Exchange ("NYSE Market Index") and the total return index for the New York Stock Exchange, American Stock Exchange and the Nasdaq National Market U.S and foreign Computer and Data Processing Services Stocks (the "C&DP Index") by measuring the changes in common stock prices from December 31, 1995 plus reinvested dividends and distributions. The chart assumes $100 was invested on December 31, 1995 in each of America Online common stock, the S&P 500 Index, the NYSE Market Index and the C&DP Index and reflects reinvestment of dividends. It should be noted that America Online did not pay dividends during the period indicated.

                             [CHART APPEARS HERE]

                                         Value at December 31,
                            ----------------------------------------------
                             1995    1996    1997    1998    1999    2000
                            ------  ------  ------  ------  ------  ------
    America Online
      Common Stock .......  $  100  $   89  $  241  $1,674  $3,274  $1,502
    NYSE/AMEX/Nasdaq
      C&DP Index .........     100     123     159     271     521     262
    S&P 500 Index ........     100     123     164     211     255     232
    NYSE Market Index ....     100     121     161     193     212     221

  The chart below compares the performance of Time Warner common stock with the performance of the S&P 500 Index and a peer group index (the "Time Warner Peer Group Index") by measuring the changes in common stock prices from December 31, 1995, plus reinvested dividends and distributions. Pursuant to the SEC's rules, Time Warner created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index, such as the C&DP Index, does not exist. Time Warner attempted to select a grouping of companies that have lines of business similar to its own. Because of Time Warner's involvement in a broad mix of several major media and entertainment businesses and the fact that no other public companies are engaged in all of these businesses, no grouping could closely mirror Time Warner's businesses or weight those businesses to match the relative contributions of each of the Time Warner's business units to Time Warner's performance. All of the companies included in the Time Warner Peer Group Index are engaged in only some of the businesses in which Time Warner is engaged and some are also engaged in businesses in which Time Warner does not participate. The common stocks of the following companies have been included in the Time Warner Peer Group Index: Cablevision Systems Corporation, Comcast Corporation, McGraw-Hill Inc., Meredith Corporation, The News Corporation Limited, Viacom Inc. and The Walt Disney Company. The chart assumes $100 was invested on December 31, 1995 in each of Time Warner's common stock, the S&P 500 Index and the Time Warner Peer Group Index and reflects reinvestment of dividends and distributions on a monthly basis and annual market capitalization weighting.

                             [CHART APPEARS HERE]

                                         Value at December 31,
                            ----------------------------------------------
                             1995    1996    1997    1998    1999    2000
                            ------  ------  ------  ------  ------  ------
    Time Warner
      Common Stock .......  $  100  $  100  $  166  $  335  $  391  $  283
    Time Warner Peer
      Group Index ........     100     102     142     171     223     201
    S&P 500 Index ........     100     123     164     211     255     232

Additional Information

  A company wholly owned by Mr. Turner is reimbursed by TBS for Mr. Turner's business use of a plane owned and operated by such company. During 2000, TBS reimbursed such company for an aggregate of $514,802 relating to Mr. Turner's business use of such plane during 1999 and 2000. Kenneth J. Novack, an executive officer and director of the Company currently and of America Online during 2000, is Of Counsel to the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC. Mintz Levin was retained by America Online and Time Warner during fiscal year 2000. Fees paid to Mintz Levin were less than 5% of the firm's gross revenues for the relevant period.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for 2001 and has determined that it would be desirable to request that the stockholders approve such appointment.

  Ernst & Young LLP has served America Online and Time Warner and their subsidiaries as independent auditors for many years. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

  Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment.

  The Board of Directors recommends a vote FOR approval of the appointment of Ernst & Young LLP as independent auditors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2000, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                           EXPENSES OF SOLICITATION

  All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Corporate Investor Communications Inc.

at an estimated cost of $18,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2002 Annual Meeting, stockholder proposals must be received by the Company no later than November 26, 2001, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's 2002 Annual Meeting, such a proposal must be received by the Company after January 16, 2002 but no later than February 15, 2002. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

  All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 75 Rockefeller Plaza, New York, New York 10019.

General

  The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                          Paul T. Cappuccio
                                          Secretary

March 27, 2001

                                                                       Annex A


                             AOL TIME WARNER INC.

                      AUDIT AND FINANCE COMMITTEE CHARTER

  This Charter supplements the authority of the committee of the Board of Directors (the "Board") known as the Audit and Finance Committee (the "Committee") as such delegation of authority is set forth from time to time in the By-laws of AOL Time Warner Inc. (the "Company"). The Committee shall review and reassess this Charter at least annually. The Committee has oversight responsibilities regarding (1) the integrity of the Company's financial reporting functions and related financial information provided to the public and (2) the Company's external and internal audit processes and systems of internal control and compliance. The Committee also has responsibilities related to the Company's financial structure and policies.

Statement of Policy and Responsibilities

  The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the oversight and monitoring of the accounting practices of the Company, as well as the quality and integrity of financial reports of the Company. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's compliance program. In performing its functions, the Committee will endeavor to facilitate free and open communication between the directors, the independent auditors, the internal auditors and the management of the Company. The Committee's policies and procedures should remain flexible in order to best assist the Board in fulfilling its oversight responsibilities.

Composition

  The Committee shall be comprised of at least three directors each of whom has been appointed and determined by the Board to be independent and financially literate and at least one of whom has been found to have accounting or related financial management expertise, each as prescribed by the New York Stock Exchange.

Meetings

  The Committee will meet at such times as deemed necessary to perform its required duties. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Authority of the Committee

  In carrying out its responsibilities, the Committee has the authority to:

 Finance Matters

  . Review and make recommendations to the Board concerning the financial structure, condition and strategy of the Company and its subsidiaries, including with respect to annual budgets, long-term financial plans, corporate borrowings, investments, capital expenditures, long-term commitments and the issuance and/or repurchase of stock.

  . Approve such matters that are consistent with the general financial policies and direction from time to time determined by the Board.

 Financial Reporting and Related Financial Information

  . In consultation with the independent auditors and management, review the Company's interim financial statements and, prior to filing each of the Company's Quarterly Reports on Form 10-Q with the Securities and Exchange Commission, discuss the results of the quarter covered by the Report on Form 10-Q and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for purposes of this review and discussion.

  . In consultation with management and the independent auditors, review the Company's annual financial statements and the auditor's opinion and MD&A to be contained in the annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Form 10-K.

  . Review with management and the independent auditors (a) the results of their analysis of significant financial reporting issues and practices, including material changes in, or adoptions of, accounting principles and disclosure practices and standards and (b) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company's financial statements, including judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements. In addition, discuss any other matters required to be communicated to the Committee by the outside auditors under generally accepted auditing standards.

 External and Internal Audit Processes and Internal Controls

  . Review and recommend to the Board the selection (and, when appropriate, replacement) of the independent auditors to audit the financial statements of the Company and have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives.

  . Review with the independent auditors and management of the Company the plan and scope of the proposed annual external audit and quarterly reviews for the current year, including the procedures to be utilized and the independent auditor's compensation.

  . In consultation with the independent auditors and management, review the results of the annual external audit of the Company, significant findings thereof, and any other matters required to be communicated by the independent auditors under generally accepted auditing standards, including, if applicable, the independent auditors' summary of any significant accounting, auditing and internal control issues, along with recommendations and management's corrective action plans, if applicable (management letter). Such review should also address any significant changes to the original audit plan and any significant disputes with management during the audit or review. Management should notify the Committee when it seeks a second opinion on a significant accounting issue.

  . Review at least annually the overall professional services, independence and qualifications of the independent auditors, including the periodic receipt from the independent auditors of a written communication delineating any and all relationships between the Company and such auditors (including any significant fees for any anticipated non-audit services), most importantly, those required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and their impact on, and compatibility with, such auditors' objectivity and independence and, if it finds it advisable, take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the auditors.

  . In consultation with the Company's independent auditors and chief internal auditor, review the plan and scope of the internal audit function and the adequacy of the Company's internal accounting controls and the significant findings of the Company's internal audits and meet separately with the Company's internal auditors and independent auditors, with and without management present, to discuss the results of their reviews.

  . Oversee the Company's Corporate Compliance Program, including any significant compliance findings.

Reporting by the Committee and Other Matters

  . If required by the rules and regulations of the Securities and Exchange Commission, provide a report that complies with such rules and regulations to be included in the Company's proxy statement.

  .  Report the results of the annual external audit to the Board.

  . Investigate any matter within the scope of its responsibilities that it determines appropriate.

                             [AOL TIME WARNER LOGO]



                                                                      3860-PS-01

                                     PROXY

                              AOL TIME WARNER INC.

             Proxy Solicited on Behalf of the Board of Directors of AOL Time Warner Inc. for the Annual Meeting on May 17, 2001

The undersigned hereby acknowledges receipt of the AOL Time Warner Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Paul
T. Cappuccio, J. Michael Kelly and John A. LaBarca, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of AOL TIME WARNER INC. on Thursday, May 17, 2001, and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present. This card shall also serve as a voting instruction to EquiServe, as exchange agent, to vote on the matters indicated with respect to shares of Common Stock that the undersigned is entitled to receive upon exchange by the undersigned of certificates formerly representing shares of common stock of America Online, Inc. or Time Warner Inc. as a result of the America Online/Time Warner merger.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by telephone or the Internet.

                                 Continued, and to be completed, on reverse side

--------------------------------------------------------------------------------


                   SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET

--------------------------------------------------------------------------------

By Telephone                            By Internet
------------                            -----------


It's fast, convenient, and immediate!   It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)


Follow these four easy steps:           Follow these four easy steps:

1.  Read the accompanying Proxy         1.  Read the accompanying Proxy
    Statement and Proxy Card.               Statement and Proxy Card.

2.  Call the toll-free number           2.  Go to the Web site
    1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/aol
                                            -------------------------------

3.  Enter your 14 digit Voter           3.  Enter your 14 digit Voter
    Control Number located on your          Control Number located on your
    Proxy Card above your name.             Proxy Card above your name.

4.  Follow the recorded instructions.   4.  Follow the instructions provided.

--------------------------------------------------------------------------------


Your vote is important!                 Your vote is important!
  Call 1-877-PRX-VOTE                     Go to http://www.eproxyvote.com/aol.
                                                -------------------------------


            NOTE:  If you submit a proxy by Internet or telephone,
                there is no need to mail back your Proxy Card.

                             THANK YOU FOR VOTING.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed and FOR proposal 2.

                 The Board of Directors recommends a vote FOR
                  all nominees in Item 1 and FOR proposal 2.

1.  Election of Directors.

    Nominees: (01) Daniel F. Akerson, (02) James L. Barksdale, (03) Stephen F. Bollenbach, (04) Stephen M. Case, (05) Frank J. Caufield, (06) Miles R. Gilburne, (07) Carla A. Hills, (08) Gerald M. Levin, (09) Reuben Mark, (10) Michael A. Miles, (11) Kenneth J. Novack, (12) Richard D. Parsons, (13) Robert W. Pittman, (14) Franklin D. Raines, (15) R.E. Turner and (16) Francis T. Vincent, Jr.

    FOR ALL NOMINEES  [ ]     WITHHOLD AUTHORITY  [ ]
    (except as marked         to vote for all
    to the contrary)          nominees


    [ ]  For, except vote withheld from the following nominee(s):
                                                                 ---------------


2.  Approval of Auditors.                 FOR [ ]    AGAINST [ ]   ABSTAIN [ ]


3. In their discretion, upon such other matters as may properly come before the meeting.

         ***If you wish to submit your proxy by telephone or Internet, see the instructions above.***

                                                   MEETING ATTENDANCE

                                        Please mark this box if you plan to
                                        attend the Meeting.           [ ]

                                                   ADDRESS CHANGE

                                        Please mark this box if you have
                                        indicated an address change.  [ ]


Signature                      Signature                      Date
         --------------------           --------------------      --------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           =====================================================
                            Please mark, sign and date this Proxy and return it
                                promptly using the enclosed reply envelope.
                           =====================================================

                                     PROXY


                             AOL TIME WARNER INC.
            Proxy Solicited on Behalf of the Board of Directors of
          AOL Time Warner Inc. for the Annual Meeting on May 17, 2001

     The undersigned hereby constitutes and appoints Paul T. Cappuccio, J. Michael Kelly and John A. LaBarca, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of AOL TIME WARNER INC. on Thursday, May 17, 2001, and any adjournment thereof, and to vote on the matters indicated all the shares of Series LMCN-V Common Stock which the undersigned would be entitled to vote if personally present.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed in item 1.



---------------------          ----------------
Name of Holder                 Number of Shares

     The AOL Time Warner Inc. Board of Directors recommends a vote FOR all
                                                                   ---
nominees in item 1.

1.   Election of Directors for terms expiring in 2002 - Daniel F. Akerson, James
     L. Barksdale, Stephen F. Bollenbach, Stephen M. Case, Frank T. Caufield, Miles R. Gilburne, Carla A. Hills, Gerald M. Levin, Reuben Mark, Michael
     A. Miles, Kenneth J. Novack, Richard D. Parsons, Robert W. Pittman, Franklin D. Raines, R. E. Turner and Francis T. Vincent, Jr., nominees.

                                    FOR [ ]   WITHHELD [ ]

     [ ] FOR, except vote withheld from the following nominee(s):
                                                                 ---------------

     ---------------------------------------------------------------------------

2. In their discretion, upon such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting.  [ ]


                   Signature(s)
                                -----------------------------------


                                -----------------------------------  --------
                                Note: Please sign exactly as name      Date
                                appears hereon.  When signing
                                as attorney, officer, administrator
                                or trustee, please give full title
                                as such.

AOL TIME WARNER SAVINGS PLAN
AOL TIME WARNER THRIFT PLAN
TWC SAVINGS PLAN
BOOKSPAN SAVINGS PLAN


                  SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS
                         BY TELEPHONE, INTERNET OR MAIL


You may send your voting instructions to the Trustee over the telephone, on the Internet or by mail, as follows:

 .  By telephone: dial 1-888-221-0697 from a touch tone phone in the United
   States, Canada or Puerto Rico, 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. You will be asked to enter a control number, which is located on the reverse side above the perforation. Follow the prompts.

 . By Internet: visit the website at www.401kproxy.com and follow the instructions. You will be asked to enter a control number, which is located on the reverse side above the perforation.

 .  By mail: complete and return the instruction card set out below.

You must provide instructions to the Trustee by May 14, 2001 for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 12:00 Midnight (eastern time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by May 14, 2001. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the Plans and described below.

           please fold and detach card at perforation before mailing
--------------------------------------------------------------------------------
                                                CONFIDENTIAL VOTING INSTRUCTIONS

Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the AOL Time Warner Inc. Annual Meeting on May 17, 2001.

Under the provisions of the Trusts relating to these Plans, Fidelity Management Trust Company ("Fidelity"), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of AOL Time Warner Common Stock held in the AOL Time Warner Common Stock fund under those Plans (an "interest") is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 17, 2001. Your instructions to Fidelity will not be divulged or revealed to anyone at AOL Time Warner Inc. If Fidelity does not receive your instructions on or prior to May 14, 2001, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP") will not be voted and (b) the remainder of your Plan accounts, if any, will be voted at the Annual Meeting in the same proportion as other participants' interests in each such respective Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts).

                              This instruction card must be
                              signed exactly as name appears
                              hereon.



                              ----------------------------------

                              ----------------------------------
                              Signature(s)          Date

                               (CONTINUED ON REVERSE SIDE)

               SUBMIT YOUR INSTRUCTIONS BY TELEPHONE OR INTERNET
               -------------------------------------------------
                          QUICK**** EASY**** IMMEDIATE
                          ----------------------------

INTERNET VOTING:  www.401kproxy.com
-----------------------------------
TOUCH TONE TELEPHONE VOTING:  1-888-221-0697
--------------------------------------------


The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of AOL Time Warner Inc. to be held on May 17, 2001 and at any adjournment thereof, the undersigned's proportionate interest in the shares of AOL Time Warner Common Stock held in the AOL Time Warner Common Stock fund under each of the Plans.



1.   Election of Directors for terms expiring in 2002 - Daniel F. Akerson, James
     L. Barksdale, Stephen F. Bollenbach, Stephen M. Case, Frank J. Caufield, Miles R. Gilburne, Carla A. Hills, Gerald M. Levin, Reuben Mark, Michael A. Miles, Kenneth J. Novack, Richard D. Parsons, Robert W. Pittman, Franklin
     D. Raines, R.E. Turner and Francis T. Vincent, Jr., nominees.

                                    FOR [ ]   WITHHELD [ ]

     [ ] FOR, except vote withheld from the following nominee(s):
     ___________________________________

2.   Approval of Auditors.
                                    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting.

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